EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

SUPERVALU INC.:

We consent to incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-72851, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-43538, No. 333-44570, 333-100912, 333-100913, 333-100915, 333-100917 and 333-100919 on Form S-8 and No. 33-56415, No. 333-94965, No. 333-43538 and No. 333-81252 on Form S-3 of SUPERVALU INC., of our reports dated April 9, 2003, relating to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 22, 2003 and February 23, 2002, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 22, 2003, and the related schedule, which reports appear in the 2003 annual report on Form 10-K of SUPERVALU INC.

As discussed in the note entitled “New Accounting Standards” to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets”, on February 24, 2002.

/s/ KPMG LLP

KPMG LLP

Minneapolis, Minnesota

April 25, 2003